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                                  EXHIBIT 10.5
                              MASSEY ENERGY COMPANY
                    EXECUTIVE LIFE INSURANCE PROGRAM SUMMARY

            Eligibility:

            - Don L. Blankenship
            - Bennett K. Hatfield
            - H. Drexel Short

            Amount of Coverage:

            - Don L. Blankenship            $    4,000,000
            - Bennett K. Hatfield           $    1,500,000
            - H. Drexel Short               $    1,000,000